Rule 424(b)(3)                    Pricing Supplement:  Number 14
File No. 33-53327                 Dated:  March 13, 2000
                                  (To Prospectus dated May 25, 1994, and
                                  Prospectus Supplement dated June 15, 1995)


                    E. I. DU PONT DE NEMOURS AND COMPANY

                         Medium-Term Notes, Series G
                 Due Nine Months or more from Date of Issue
                                (Fixed Rate)
-----------------------------------------------------------------------------

DSE CUSIP:  26353LHU8

Principal Amount:  $300,000,000

Interest Payment Date:  3/13/01

Issue Price:  100.00

Original Issue Date:  3/13/00

Maturity Date:  3/13/01

Interest Rate:  6.69%

Form:  (X)  Book-Entry
       ( )  Certificated
-----------------------------------------------------------------------------

REDEMPTION:

    (X)  The Notes cannot be redeemed prior to the Maturity Date.

    ( )  The Notes may be redeemed prior to Maturity Date.
           Initial Redemption Date:
           Initial Redemption Price:
           Annual Redemption Price Reduction:

REPAYMENT:

    (X)  The Notes cannot be repaid prior to Maturity Date.

    ( )  The Notes may be repaid prior to Maturity Date.
           Initial Repayment Date:
           Initial Repayment Price:
           Annual Repayment Price Reduction:

Discount Note
    ( )  Yes     (X)  No
    Total Amount of OID:
    Yield to Maturity:
    Initial Accrual Period OID:

Agent:  Morgan Stanley Dean Witter